UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported) May 1, 2003

                               CONMED CORPORATION

             (Exact name of registrant as specified in its charter)


            New York                        0-16093              16-0977505
(State or other jurisdiction of           (Commission       (I.R.S. Employer
 incorporation or organization)           File Number)       Identification No.)

 525 French Road, Utica, New York                              13502
 (Address of principal executive offices)                      (Zip Code)


                                 (315) 797-8375
              (Registrant's telephone number, including area code)

Item 5.  Other Events

The following discussion is intended to supplement, to the extent inconsistent therewith, the discussion of the Registrant's Liquidity and Capital Resources included in the Registrant's Form 10-K for the year ended December 31, 2002:

Liquidity and Capital Resources

     Cash generated from our operations and borrowings under our revolving credit facility have traditionally provided the working capital for our operations, debt service under our credit facility and the funding of our capital expenditures. In addition, we have used term borrowings, including:

        o    borrowings under our senior credit agreement;
        o Senior Subordinated Notes issued to refinance borrowings under our senior credit agreement, in the case of the acquisition of Linvatec Corporation in 1997;
        o borrowings under separate loan facilities, in the case of real property acquisitions, to finance our acquisitions.

     We expect to continue to use cash flow from our operations and borrowings under our revolving credit facility to finance our operations, our debt service under our new senior credit facility and term borrowings and the funding of our capital expenditures.

     During the quarter ended March 31, 2003, outstanding borrowings under our $200 million senior credit agreement (our "senior credit agreement") increased, from $105.0 million at December 31, 2002 to $135.5 million at March 31, 2003, principally as a result of our borrowing $31.0 million to fund a portion of our acquisition of Bionx Implants, Inc.

     On May 1, 2003, we borrowed an additional $15.0 million under our senior credit agreement to redeem $15 million of our outstanding Senior Subordinated Notes (at a premium of 4.5%), which have a maturity date of March 15, 2008 and bear interest at 9.0% per annum. Giving effect to the redemption and the repurchase of $2.6 million of our Senior Subordinated Bonds on the open market during the first quarter of 2003, $112.4 million of our Senior Subordinated Bonds remain outstanding.

     Management believes that cash generated from operations, our current cash resources and funds available under our new senior credit agreement will provide sufficient liquidity to ensure continued working capital for operations, debt service and funding of capital expenditures in the foreseeable future. In addition, although the outstanding Senior Subordinated Bonds do not mature until 2008, management continues to review alternatives for redeeming outstanding bonds, including the addition of an additional term loan tranche to the senior credit agreement to redeem all outstanding Senior Subordinated Bonds at the applicable redemption price.



                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                       CONMED CORPORATION



                                                By:/s/ Robert D. Shallish, Jr.
                                                   ---------------------------
                                                   Vice President-Finance and
                                                   Chief Financial Officer



Date:     May 1, 2003